SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
      Securities Exchange Act of 1934 (Amendment No.      )

Filed by the registrant  [X]

Filed by a party other than the registrant  [  ]

Check the appropriate box:
[  ] Preliminary proxy statement
[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X ] Definitive proxy statement
[  ] Definitive additional materials
[  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    PEOPLES FIRST CORPORATION
         (Name of Registrant as Specified in Its Charter)

                    PEOPLES FIRST CORPORATION
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [X]  No fee required.

     (1)  Title of each class of securities to which transactions applies:
__________________________________________________________________

     (2)  Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     (3)  Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
determined):
_________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
__________________________________________________________________

     (5)  Total fee paid:
_________________________________________________________________

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
_________________________________________________________________

     (2)  Form, schedule or registration statement no.:
_________________________________________________________________

     (3)  Filing party:
_________________________________________________________________

     (4)  Date filed:
__________________________________________________________________



                              March 24, 1997



Dear Shareholder:

     We are enclosing Peoples First Corporation's 1996 Annual Report, Notice of the 1997 Annual Meeting of Shareholders, proxy statement, and proxy form. For shareholders participating in the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy form will also represent shares held in the dividend reinvestment plan.

     Please note that the Corporation's 1997 Annual Meeting will be held at 4:00 p.m., on Thursday, May 1, 1997, at the Executive Inn, International Rooms A and B, One Executive Boulevard, Paducah,
Kentucky.

     Even if you are planning to attend the Annual Meeting in person, we would appreciate your signing the enclosed proxy form and returning it in the enclosed self-addressed envelope to our proxy tabulating agent, Boatmen's Trust Company. You may revoke the proxy form at the meeting should you desire to vote your shares in person.

                                  Very truly yours,


                                  /s/Aubrey W. Lippert
                                  Aubrey W. Lippert
                                  Chairman of the Board, President
                                    and Chief Executive Officer







                    PEOPLES FIRST CORPORATION
                       100 South 4th Street
                       Post Office Box 2200
                   Paducah, Kentucky 42002-2200



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD MAY 1, 1997


          The Annual Meeting of Shareholders of Peoples First Corporation (the "Corporation") will be held at 4:00 p.m. (local time) on Thursday, May 1, 1997, at the Executive Inn, International Rooms A and B, One Executive Boulevard, Paducah, Kentucky. The Annual Meeting will be held for the following purposes:

     1.  Election of Directors.  To elect six directors.

     2. Ratification of Appointments to Audit Committee. To act upon a proposal to ratify the appointment of directors to the Audit Committee of the Corporation's Board of Directors.

     3. Other Business. To act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.

     Only those holders of record of the Corporation's common stock at the close of business on March 21, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                           BY ORDER OF THE BOARD OF DIRECTORS


                           /s/A. Howard Arant
                           A. Howard Arant
                           Secretary

Paducah, Kentucky
March 24, 1997





                      YOUR VOTE IS IMPORTANT

       PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED
         PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.




                    PEOPLES FIRST CORPORATION
                       100 South 4th Street
                       Post Office Box 2200
                  Paducah, Kentucky  42002-2200



                PROXY STATEMENT FOR ANNUAL MEETING
              OF SHAREHOLDERS TO BE HELD MAY 1, 1997


     The Board of Directors of Peoples First Corporation (the "Corporation") is soliciting the accompanying proxy form for use at the 1997 Annual Meeting of Shareholders to be held at 4:00 p.m. (local time), on Thursday, May 1, 1997, at the Executive Inn, International Rooms A and B, One Executive Boulevard, Paducah, Kentucky.

     Only holders of record of the Corporation's common stock (the "Common Stock") at the close of business on March 21, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On March 21, 1997, there were 10,010,071 shares of Common Stock issued, outstanding, and entitled to vote at the Annual Meeting.

     Each holder of Common Stock has one vote per share in all matters coming before the Annual Meeting, except for the election of directors. In the election of directors, each shareholder is entitled to vote the number of shares held on the Record Date multiplied by the number of directors to be elected, and may cast all of those votes for a single nominee or may distribute the votes among as many nominees as desired. The Board of Directors is soliciting authority for the proxies to vote shares in this fashion at their discretion. Proxy forms may be revoked at any time before the taking of the vote at the 1997 Annual Meeting by delivering written notice of revocation to the Corporation's Secretary.

     Share amounts and per share information in this Proxy
Statement have been adjusted to reflect 5% stock dividends declared by the Corporation on April 28, 1995, January 17, 1996, and January 21, 1997.

     This Proxy Statement and the accompanying proxy form are first being sent or given to shareholders on or about March 24, 1997.


                      PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 21, 1997, certain information with respect to each person known to the Corporation to beneficially own five percent or more of the outstanding Common Stock, as well as the aggregate number of shares of Common Stock beneficially owned by all of the directors and officers of the Corporation and executive officers of the Corporation's affiliate banks (the "Banks") as a group.

                           Number of Shares
                           and Nature of         Percentage
Name and Address           Beneficial Ownership   of Class

Peoples First National        1,147,544(1)         11.5%
 Bank and Trust Company ("PFNB")
100 S. 4th Street
P. O. Box 1920
Paducah, Kentucky 42001

All Directors and Officers
 of the Corporation and Executive
 Officers of the Banks as a
 Group (29 persons)               1,165,406(2)         11.2%(3)

________________________________

(1) Includes 847,181 shares PFNB holds in a fiduciary capacity, as trustee, executor or otherwise, including 693,024 shares held with sole voting and dispositive power, and 154,157 shares held with shared voting and dispositive power. In addition, PFNB holds 300,363 shares as Trustee for the Corporation's Employee Stock Ownership Plan (the "ESOP"), with respect to which PFNB has sole dispositive power. PFNB must vote 300,363 shares as specifically directed by each ESOP member with respect to the shares allocated to that member's account.

(2) The number of shares owned by individual directors and executive officers of the Corporation and the nature of their beneficial ownership are set forth in the table under "ELECTION OF DIRECTORS." Other officers of the Corporation and executive officers of the Banks beneficially own 114,562 shares.

(3) Shares of Common Stock subject to options that are or will become exercisable within 60 days have been deemed outstanding for computing the percentage of class of the group, whose members hold the options, but are not deemed outstanding for computing the percentage of class of any other person.


                      ELECTION OF DIRECTORS

         The Corporation's Board of Directors consists of 18 members in three classes. Directors are elected to three-year terms, and ordinarily one class of directors is elected at each annual meeting of shareholders.

         The Corporation will elect six directors at the 1997 Annual Meeting. Walter L. Apperson, William R. Dibert, R. E. Fairhurst, Jr., Dennis W. Kirtley, Aubrey W. Lippert, and Allan Rhodes, Jr. have been nominated for election as directors for terms expiring at the 2000 Annual Meeting.

         The Corporation's Articles of Incorporation provide that the number of its directors will be fixed from time to time by the Board of Directors. Between meetings of shareholders held for the election of directors, the Board of Directors may increase or decrease the number of directors last approved by the shareholders by thirty percent (30%) or less. Any vacant directorship, whether resulting from an increase in the number of directors or otherwise, may be filled by the affirmative vote of the majority of the Directors then in office, whether or not a quorum of the Board of Directors exists at the time of the vote, for a term of office continuing only until the next election of directors by the shareholders. A decrease in the number of directors, however, will not have the effect of shortening the term of any incumbent director.

         If any named nominee should refuse or be unable to serve, the Board of Directors believes the persons designated as proxies will vote the shares represented by the enclosed proxy form for the substitute nominee, if any, proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. In the election of directors, the designated proxies may cumulatively cast the votes authorized by each proxy form received if such action is deemed by the Board of Directors to be appropriate. Proxy forms cannot be voted for a greater number of persons than the number of nominees named.

         The six nominees receiving the most votes cast in their favor at the Annual Meeting will be elected as directors. Shares represented by proxy forms withholding authority to vote for a named nominee will not be voted for that nominee, and broker nonvotes will not be counted. The Board of Directors is soliciting discretionary authority to vote shares represented by signed proxy forms on which no vote is indicated for each of the named nominees, or their substitutes, if any.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE BOARD'S
NOMINEES.

         The following information is furnished as of March 21, 1997, with respect to each person nominated for election as a director at the 1997 Annual Meeting, each director whose term will continue after the 1997 Annual Meeting, and each nondirector executive officer of the Corporation. Unless otherwise indicated, each person has been engaged in the listed occupation for the past five years.



                                  Shares of
Name, Age, Principal         Director       Common Stock
Occupation or Position,      or Executive   Beneficially   Percentage of
Other Directorships          Officer Since  Owned (1)      Class (2)

                    NOMINEES FOR A TERM ENDING IN 2000

Walter L. Apperson, 64           1992          1,981                  *
  President and Chief
   Executive Officer,
    Murray Ledger and Times,
     a daily newspaper

William R. Dibert, 59            1989         11,101                   *
  President and Chief
     Executive Officer of Crounse
    Corporation, a river
     transportation company

R. E. Fairhurst, Jr., 50         1987        114,943(3)              1.1%
  Owner of Fairhurst Realty,
     real estate brokers

Dennis W. Kirtley, 53            1994         92,277(4)                *
  President and Chief Executive
     Officer of First Kentucky
     Federal Savings Bank

Aubrey W. Lippert, 56            1983        222,537(5)              2.1%
  Chairman of the Board,
     President, and Chief
    Executive Officer of the
     Corporation;
  Chairman of the Board and
     Chief Executive Officer
    of PFNB

Allan Rhodes, Jr. 46             1991         19,841(6)                *
  President of Bluegrass
     Honda-BMW, Inc., an
    automobile dealership

                     TO CONTINUE IN OFFICE UNTIL 1998

Glen Berryman, 59                1996          8,520                   *
   Independent insurance
     agent, Berryman Insurance

Joe Dick, 69                     1992         30,599(7)                *
  Vice Chairman of
     the Corporation

William Rowland Hancock, 49      1989         42,154(8)                *
  President of Hancock
     Fabrics, Inc., a
    fabrics retailer

Joe Harry Metzger, 67            1983         27,275(9)                *
  Vice President of
    R & M Grocery Co.

Jerry L. Page, 63                1983        135,219(10)             1.3%
  Business Consultant

C. Steve Story, 50               1994          5,869(11)               *
  President of Peoples First
     of Calloway County
  Formerly President and Chief
     Executive Officer of Liberty
    Bank and Trust Co., Mayfield,
    Kentucky

                    TO CONTINUE IN OFFICE UNTIL 1999

James T. Holloway, 66            1994         54,491(12)              *
   Consultant, Peoples
    Security Finance Co.
     Director, Southern
     Finance Co.

Allan B. Kleet, 48               1986         77,705(13)              *
  Principal Accounting
    Officer of the
     Corporation

Rufus E. Pugh, 62                1987          8,796(14)              *
  President of Golden Eagle
    Distributing, Inc., a
     wholesale beer distributor

Neal H. Ramage, 58               1989         48,537(15)              *
  President of Peoples First
     of Livingston County

Mary Warren Sanders, 48          1992         89,463(16)              *
  Certified Public Accountant
     with Michael D. Pierce, CPA

Victor F. Speck, Jr., 61         1987         42,813(17)              *
  President of Pico Properties,
    Real Estate Investments
  Former President of Welders
     Supply Company, Inc., a
     supplier of welding products
    and equipment

                        CERTAIN EXECUTIVE OFFICERS

George B. Shaw, 51               1993          9,044(18)              *
  President of PFNB
  Former President and
    Chief Executive Officer
    of Bowling Green Bank
    & Trust Co.

David A. Long, 36                1996          7,679(19)              *
  Chief Operating Officer
    of PFNB
  Former President and Chief
    Executive Officer of Peoples
    First Marshall County.

________________________________

*Represents 1% or less of the outstanding Common Stock.

(1) In the table above, the named person has sole voting and dispositive power with respect to the reported shares unless otherwise indicated. When joint ownership is noted, the joint owners share voting and dispositive power with respect to the shares. When holdings of a family member are included but are noted as being held "individually," the family member has sole voting and investment powers with respect to the indicated shares. Employees of the Corporation or PFNB have voting but no investment power with respect to shares held in the employee's ESOP account.

(2) Shares of Common Stock subject to currently exercisable options are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class of any other person.

(3) Of the listed shares, Mr. Fairhurst's wife holds 6,112 shares individually, and Mr. Fairhurst's sons hold 1,110 shares. In addition, Mr. Fairhurst holds 67,788 shares as trustee for two trusts created by his father's estate, with respect to which he has sole voting and investment power.

(4) Includes 72,188 shares held jointly by Mr. Kirtley and his wife, 1,312 shares held individually by Mr. Kirtley's wife and 3,744 shares held in Mr. Kirtley's First Kentucky Federal ESOP account for which he has voting but no investment power.

(5) Includes 133,871 shares subject to currently exercisable stock options and 24,277 shares held in Mr. Lippert's ESOP account, and 210 shares held by Mr. Lippert as custodian for his grandchildren.

(6) Includes 19,378 shares held jointly by Mr. Rhodes and his wife.

(7) Includes 586 shares held jointly by Mr. Dick and his wife.

(8) Includes 9,529 shares held jointly by Mr. Hancock and his wife and 2,258 shares owned by Mr. Hancock's minor children.

(9) Includes 23,889 shares held individually by Mr. Metzger's wife.

(10) Includes 112,843 shares held in trust for the joint benefit of Mr. Page and his wife.

(11) Includes 2,118 shares owned jointly by Mr. Story and his wife, and 3,472 shares subject to currently exercisable stock options, and 134 shares held in Mr. Story's ESOP account.

(12) Includes 53,762 shares owned jointly by Mr. Holloway and his wife.

(13) Includes 71,530 shares subject to currently exercisable stock options, 753 shares held individually by Mr. Kleet's wife, and
         3,825 shares held in Mr. Kleet's ESOP account.   Mr. Kleet
         disclaims beneficial ownership of the shares held by his wife.

(14)     Includes 2,210 shares held jointly by Mr. Pugh and his wife.

(15) Includes 22,689 shares subject to currently exercisable stock options, 904 shares held in Mr. Ramage's ESOP account, and 24,755 shares held jointly by Mr. Ramage and his wife.

(16) Includes 9,908 shares held individually by Ms. Sanders' husband and 78,594 held in trust of which Ms. Sanders is beneficial owner with voting and dispositive rights.

(17)     Includes 5,594 shares held individually by Mr. Speck's wife.

(18) Includes 8,764 shares subject to currently exercisable stock options, and 49 shares held in Mr. Shaw's ESOP account.

(19) Includes 5,478 shares subject to currently exercisable stock options and 1,594 shares held in Mr. Long's ESOP account.
________________________________

    The Corporation's subsidiary Banks have engaged, and expect to engage in the future, in banking transactions in the ordinary course of business with various directors and officers of the Corporation and the Banks and with many of their associates. Loans to these parties have been made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others, and in the opinion of management, such loans did not involve more than normal risk of collectability except as noted below, or present other unfavorable features. Two related commercial entities, in which Robert P. Meriwether, a former director of the Corporation, is an executive director and holds a substantial ownership interest, had aggregate indebtedness to PFNB totaling $11,229,000 as of March 11, 1997 and as much as $9,020,000 in 1996. The indebtedness is comprised of four commercial and one real estate loan, which bear interest at annual rates of 7.00% or 8.25%. The borrowers currently meet all applicable loan agreement terms. The aggregate balance of outstanding loans to directors and officers of the Corporation and the Banks and certain corporations and individuals related to such persons totaled $23,007,000 or 15.9% of the Corporation's stockholders' equity as of December 31, 1996.

               COMMITTEES OF THE BOARD OF DIRECTORS

    The Corporation's Executive Committee was established to assist the Chairman with decision making issues that arise between regular quarterly Board meetings. The Executive Committee also reviews and recommends to the Board of Directors the compensation of the principal officers of the Corporation and the Banks, and recommends persons to fill vacancies existing on the Board of Directors. The Executive Committee met six times during 1996. The present members of the Executive Committee are Messrs. Apperson, Dick, Hancock, Page, Pugh and Speck.

    The Corporation's Audit Committee, which is composed entirely of non-management directors, reviews the audit plans and results of audits of the Corporation and the Banks performed by the Corporation's internal audit department and independent certified public accountants. The Audit Committee also monitors the quality and composition of the Corporation's loan portfolio and reviews reports of the Corporation's loan review officers. Messrs. Fairhurst, Hancock, Rhodes, Speck and Ms. Sanders were approved as members of the Audit Committee at the 1996 Annual Meeting. The Audit Committee met seven times during the year.

    The following is the provision of the Corporation's Bylaws regarding the nomination of directors by shareholders.

    Section 2.13 Nomination of Directors.

         (a) Nominations for election to the Board of Direc-tors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the President not less than fourteen days nor more than fifty days before any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to shareholders, such notification shall be delivered or mailed to the President not later than the close of business on the seventh day following the notice of meeting was mailed. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

         (1)  The name and address of each proposed nominee;

         (2) The principal occupation of each proposed nominee;

         (3) The total number of shares that, to the knowledge of the notifying shareholder or shareholders, will be voted for each proposed nominee;

         (4) The name and residence address of each notifying shareholder; and

         (5) The number of shares owned by each notifying shareholder.

         (b) The chairman of any meeting of shareholders held for the election of directors may disregard any nomination for director not made in accordance with the provisions of this Section, and upon the instruction of the chairman, the inspectors of election shall disregard all votes cast for any nominee whose nomination was not made in accordance with the provisions of this Section.

Director Compensation

    The Board of Directors held a total of seven regularly scheduled and special meetings during 1996. Nonemployee and employee directors other than Mr. Lippert and Mr. Kleet receive an
annual fee of $4,000 for their services.   Directors may elect to
defer directors fees until they leave the Board. Deferred amounts are deemed to have been invested in either a 30 month certificate of deposit or (effective in May 1997) in Common Stock. In 1996, all incumbent Directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served as members.

    Joe Dick, Vice Chairman and a director of the Corporation and the former President, Chief Executive Officer and Chairman of Bank of Murray (now Peoples First of Calloway County), has served as a consultant to Peoples First of Calloway County since his retirement as of January 1, 1993. Under the terms of a consulting and non-competition agreement between Mr. Dick and the Corporation, Mr. Dick provides consulting services to Peoples First of Calloway County, including advisory services with respect to marketing, business development and operations, for a term through December 31, 1997. For his consulting services, Mr. Dick is paid $100,000 per year.

    Dennis W. Kirtley, a director of the Corporation and President of First Kentucky Federal Savings Bank, entered into an employment agreement with First Kentucky as of March 10, 1994. The employment agreement provides for Mr. Kirtley's continued employment as President and Chief Executive Officer of First Kentucky for three years from that date at a base salary, which was $112,224 in 1996. Mr. Kirtley has the right to compensation or other benefits after termination of employment only when such termination is without "just cause" (as defined). If employment is terminated without just cause, Mr. Kirtley is entitled to receive his salary up to the date of termination of his employment agreement plus an additional twelve-month period, but in no event more than three years' salary, and the cost of his obtaining all health, life and disability benefits for a period of one year from the date of termination, unless he obtains comparable benefits elsewhere through other employment prior to the end of the twelve-month period.

    C. Steve Story, a director of the Corporation and President of Peoples First of Calloway County, and formerly President and Chief Executive Officer of Liberty Bank and Trust Co. (now Peoples First of Graves County), entered into an employment agreement with Liberty Bank and Peoples First dated as of October 7, 1994. The employment agreement provides for Mr. Story's employment as President and Chief Executive Officer of Liberty Bank, or in such other executive capacity as the Board of Directors shall designate, for a term expiring June 30, 1997, at an annual base salary of $105,000. In addition, Mr. Story can earn an annual $35,000 bonus for satisfactory performance during each calendar year and an additional annual $35,000 bonus based on the performance of Peoples First of Calloway County, the Corporation, and Mr. Story during each calendar year in accordance with mutually agreed upon annual bonus programs. In accordance with the employment agreement, Mr. Story was awarded a one-time grant of options to purchase 17,364 shares at an exercise price of $16.84. Upon termination of his employment, Mr. Story is entitled to receive salary and benefits payable during the term of his employment agreement unless he voluntarily terminates his employment or his employment is terminated for "cause" (as defined).



                REPORT OF THE EXECUTIVE COMMITTEE
                    ON EXECUTIVE COMPENSATION

    The Corporation's Executive Committee is comprised entirely of independent, nonemployee directors. The Executive Committee has the responsibility for reviewing and recommending to the Board of Directors the compensation paid to the executive officers of the Corporation.

    The Corporation's executive compensation program is structured to help the Corporation achieve its business objectives by:

    * Setting levels of compensation designed to attract and retain talented executives in a highly competitive banking environment;

    * Providing annual cash incentive compensation based on the Corporation's attainment of targeted earnings or other appropriate performance goals; and

    * Providing long-term incentive compensation in the form of stock options designed to align executives' interests with the interests of the Corporation's shareholders.

Base Salaries

    The Executive Committee recommends salary levels for the Corporation's executive officers that are intended to be consistent with industry practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Corporation, and the performance of the individual executive. The Corporation engages independent consultants from time to time to assist with compensation policy issues. The recommendations for 1996 base salaries for executive officers were intended to approximate the median base salaries paid to executives having similar responsibilities with banks or bank holding companies of comparable asset size to the Corporation, based on data compiled by the Corporation's consultant. Annual increases in base salary are based on the Committee's assessment of each executive's performance and a comparison of the executive's salary to the median for executives with similar responsibilities at comparable institutions.

Annual Bonus

    To insure that an important portion of compensation is based on performance, the annual bonus payable to approximately 13 senior officers of the Corporation and its affiliates, including each executive officer of the Corporation, is based upon the attainment of targeted performance measurements by the Corporation or the affiliate that employs the officer. At the beginning of each fiscal year, the Committee establishes the range of performance objectives that will qualify for a bonus and budgets a certain amount for the bonus based on a percentage of salary for participants at various levels of responsibility. For 1996, the Corporation's two senior corporate executives were eligible to earn a bonus based upon attainment of a specified earnings per share target by the Corporation. The senior officers of the Corporation's affiliates were eligible to earn a bonus based upon the attainment of specified net income or specified loan and deposit growth rates by their respective affiliates. The percentage of salary payable as a bonus ranges from 4.88% of salary for attainment of the minimum performance target to a maximum of 25.12% for attaining or exceeding the highest performance target. In 1996, the Corporation increased earnings per share by 14%, exceeding its earnings per share target by approximately 4% and earning the senior officers of the Corporation a bonus of 24.34% of salary.

Stock Option Grants

    To link a portion of incentive compensation to the market performance of the Common Stock, the Corporation has periodically granted key employees stock options under its 1986 Stock Option Plan (the "Option Plan"). The Option Plan, as amended at the 1994 Annual Meeting, makes available for grants of options and other stock-based incentive awards a number of shares equal to 10% of the total number of shares of Common Stock issued and outstanding. In addition to providing key employees an incentive to put forth maximum effort for the Corporation's success, the Committee believes option grants appropriately give key employees a common interest with its shareholders in the Corporation's long-term share performance. In setting the number of shares subject to options and other terms and conditions of an individual grant, the Committee considers the individual's responsibilities and contribution to the success of the Corporation and the individual Bank. The aggregate exercise price of the options granted to an executive officer generally approximate the officer's annual salary, with adjustments based upon the Committee's assessment of the officer's contribution to the Corporation's performance. Consistent with the long-term incentive purpose of option grants, each grant generally provides that options become exercisable with respect to 10% of the underlying shares each year. In December 1996, the Committee recommended awards for options for 49,350 shares to the named executive officers.

Chief Executive Officer's Compensation in 1996

    The Executive Committee believes that the compensation paid to the Chief Executive Officer should include a base salary, the opportunity to earn a bonus based on the Corporation's performance, and a stock-based component.

    The Chief Executive Officer's base salary is determined in accordance with the compensation policies described under "Base Salaries," above. The Executive Committee took into account several factors in setting Mr. Lippert's salary for 1996 at $247,500. The most important factors were data regarding median base salaries paid to Chief Executive Officers of comparable bank holding companies, the 11.9% increase in the Corporation's earnings per share in 1995 over 1994, the Corporation's attaining a return on equity of more than 12% for five consecutive years, and Mr. Lippert's personal commitment to leadership of the Corporation. No specific weighting was assigned to these criteria.

    Mr. Lippert earned a $60,241 bonus based upon the Corporation's performance under the bonus formula described under "Annual Bonus," above. The Corporation's earnings per share for 1996 increased 14% to $1.71 per share from $1.50 per share for 1995. The Corporation's return on average equity for 1996 increased to 12.75% from 12.46% for 1995, and its average return on assets for 1996 increased to 1.29% to 1.19% for 1995.

    In December 1996, Mr. Lippert was awarded options to purchase 15,750 shares of Common Stock for $23.33 per share, the market price at the time the options were granted. The market price per share of Common Stock at the end of 1996 was $24.29, compared to $21.32 and $16.85 at the end of 1995 and 1994, respectively.


                       EXECUTIVE COMMITTEE
                    OF THE BOARD OF DIRECTORS

Walter L. Apperson   William Rowland Hancock    Rufus E. Pugh
Joe Dick             Jerry L. Page              Victor F. Speck, Jr.



                    SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation of the Corporation's Chief Executive Officer and its most highly compensated executive officers whose total annual salary and bonus for 1996 exceeded $100,000.






                             Annual Compensation


                                                    Other             Long-Term             All
Name and Principal                                  Annual            Compensation     Other Com-
     Position               Year    Salary  Bonus   Compensation(1)   Options (#)      pensation(2)

Aubrey W. Lippert
  Chairman of the Board,     1996 $247,500   $60,241       $0             15,750            $8,936
  President and Chief        1995  225,000    43,402        0             13,230             8,798
  Executive Officer          1994  225,000         0        0             13,892             8,657
  of the Corporation,
  Chairman of the Board
  and Chief Executive
  Officer of PFNB

Allan B. Kleet               1996  143,774    34,994        0             33,600             8,490
 Principal Accounting        1995  138,244    26,667        0              6,836             8,036
  Officer of the             1994  129,200         0        0              5,789             7,389
  Corporation

George B. Shaw               1996  155,700         0        0                  0             8,875
  President of PFNB          1995  133,560         0        0              6,615             7,765
                             1994  126,000    10,282        0              5,789             3,799


Dennis W. Kirtley            1996  112,224     9,132   14,200                  0             5,827
  President and Chief        1995  107,096     8,674   14,200                  0             6,372
    Executive Officer        1994  107,341     9,132   10,200                  0             6,225
    of First Kentucky
    Federal Savings Bank

C. Steve Story               1996  105,000    55,000    4,800                  0             6,201
  President of Peoples       1995  105,000    70,000    7,950                  0             6,215
  First of Calloway County   1994   72,000     7,250    5,900             17,364                11

___________________

(1) Does not include perquisites, the value of which in all cases did not exceed 10% of the total of the named individual's salary and bonus. Listed amounts represent fees for service as directors of the Corporation and affiliate Banks.

(2) The following amounts are included in the above table. Contributions made under the Employee Stock Ownership Plans in 1996 were Mr. Lippert $3,890; Mr. Kleet $3,729; Mr. Shaw $3,890; Mr. Kirtley $2,111; Mr. Story $2,723. Contributions made under the 401(k) Plan in 1996 were: Mr. Lippert $4,500; Mr. Kleet $4,312; Mr. Shaw $4,500; Mr. Kirtley $3,367; Mr.
    Story $3,150. Life insurance premiums paid in 1996 were Mr. Lippert $546; Mr. Kleet $449; Mr. Shaw $485; Mr. Kirtley $349; Mr. Story $328.



             OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                        Potential Realizable
                                                                                        Value at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                                        Individual Grants               for Option/SAR Term(1)

Name                    Number of Securities     % of Total Options/   Exercise or
                        Underlying Options/      SARs Granted of       Base Price        Expiration
                        SARs Granted             Employees in 1996     ($/sh)               Date        5%        10%
Aubrey W. Lippert       15,750                   19.0%                 $23.33            12/17/2006  $231,086   $  585,617
Allan B. Kleet          33,600                   40.5%                  23.33            12/10/2006   492,983    1,249,316
George B. Shaw               0                     --                      --                   --         --           --
Dennis W. Kirtley            0                     --                      --                   --         --           --
C. Steve Story               0                     --                      --                   --         --           --

____________________

(1) If the market price of the Common Stock increased by 5% per year and 10% per year during the term of the options, the total increase in shareholder value would be $146,869,000 and $372,195,000, respectively. The calculations of potential increases in shareholder value are for illustrative purposes only and are not intended to forecast future appreciation of the value of the Common Stock.



            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR END OPTION/SAR VALUES


                                                     Number of Securities
                                                    Underlying Unexercised      Value of Unexercised In-the-Money
                Shares Acquired     Value            Options at Year End(#)        Options at Year End($)
Name            on Exercise (#)     Realized($)    Exercisable(1) Unexercisable  Exercisable(1)  Unexercisable

Aubrey W.
  Lippert           0                   $0           134,797        41,780   $2,   142,592         $111,114
Allan B. Kleet      0                    0            71,533        46,232    1,   108,183           81,710
George B. Shaw      0                    0             8,765        15,215          72,517           75,091
C. Steve Story      0                    0             3,473        13,892          25,839          103,358

__________________________________________

(1)  Includes options that became exercisable on or before January 6, 1997.




        COMMON STOCK PERFORMANCE VERSUS NASDAQ STOCK MARKET (U.S.)
                      AND NASDAQ BANK STOCKS INDICES






                            [Performance Graph]









     The graph above assumes $100 invested on December 31, 1991 in the Corporation's Common Stock, the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Bank Stocks Index, and assumes reinvestment of dividends.


                    1991      1992       1993      1994      1995      1996
The Corporation     $100.00   $140.13    $224.80   $175.26   $228.00   $267.55
NASDAQ Stock Market
  (U.S.)             100.00    116.38     133.59    130.59    184.67    227.16
NASDAQ Bank Stocks   100.00    145.55     165.99    165.38    246.32    325.60



         RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE

     The Board of Directors has appointed Messrs. Fairhurst, Hancock, Rhodes and Speck and Ms. Sanders to serve on the Audit Committee, subject to ratification by the Corporation's shareholders at the Annual Meeting. The ratification of the appointments to the Audit Committee by the shareholders is not required by law or by the Corporation's Bylaws. The Board of Directors is submitting this matter to the shareholders in the belief that it is a good practice to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS RATIFY THE APPOINTMENTS OF THE MEMBERS OF THE AUDIT COMMITTEE.

     In the absence of instruction to the contrary, shares represented by proxy forms will be voted in favor of the ratification of the members of the Audit Committee. If the number of the votes cast in favor of the ratification of the appointments, does not exceed the number of votes cast against ratification, the appointees will decline to serve, and the Board of Directors will appoint other non-management directors to serve on the Audit Committee, whose appointment will be subject to ratification by the shareholders at the 1998 Annual Meeting. Abstentions and broker nonvotes will not be counted as either in favor or against this proposal.


           INFORMATION CONCERNING INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP, Certified Public Accountants, has served as independent auditors for the Corporation since its commencement of operations in 1983. Representatives of KPMG Peat Marwick LLP will be present at the 1997 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.


                             GENERAL

     All expenses of preparing, printing, mailing and delivering the Proxy Statement and all materials used in the solicitation of proxy forms will be borne by the Corporation. In addition to the use of the mails, proxy forms may be solicited by personal inter-view, telephone, and telegraph by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by them and will pay reasonable expenses of such persons for forwarding these materials.

Shareholder Proposals

     Any proposals by shareholders to be presented at the 1998
Annual Meeting must be received by the Secretary of the Corporation prior to November 24, 1997, to be included in the Proxy Statement for the 1998 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons who beneficially own ten percent or more of the Common Stock to file reports with the Securities and Exchange Commission and the Corporation with respect to their beneficial ownership of the Corporation's equity securities. Based on its review of the reports furnished to the Corporation during and with respect to 1996, the Corporation believes that its directors, officers, and beneficial owners have filed all required reports in a timely manner.

Other Matters

     The directors and officers of the Corporation do not know of any matters to be presented for shareholder approval at the meeting other than those described in the Proxy Statement. If any other matters should come before the meeting, the Board of Directors intends that the persons designated on the enclosed proxy form, or their substitutes, will vote the shares represented by the proxy form in accordance with their best judgment on such matters.

     A copy of the Corporation's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available without charge by calling or writing Allan B. Kleet, Principal Accounting Officer, Peoples First Corporation, P.O. Box 2200, Paducah, Kentucky 42002.

                              By Order of the Board of Directors.

                              A. Howard Arant
                              Secretary
                              PEOPLES FIRST CORPORATION

Paducah, Kentucky
March 24, 1997





      This Proxy Form is Solicited by the Board of Directors

         (PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

                    PEOPLES FIRST CORPORATION
                        Paducah, Kentucky

     The undersigned hereby appoints Henry O. Whitlow and Gary B. Houston, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock which I held of record or am otherwise entitled to vote, at the close of business on March 21, 1997, at the 1997 Annual Meeting of Shareholders to be held on May 1, 1997, at 4:00 p.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:


1.   ELECTION OF DIRECTORS.

     ___ FOR all nominees listed below (except as otherwise indicated below)

     ___  AGAINST all nominees listed below

     Walter L. Apperson, William R. Dibert, R.E. Fairhurst, Jr.
       Dennis Kirtley, Aubrey W. Lippert, Allan Rhodes, Jr.


(INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name on the line.)

     ________________________________________________________

2.   RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE.

     _____    FOR        _____    AGAINST         _____   ABSTAIN


3. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE
NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

     This proxy form relates to ALL shares owned by the undersigned, including any shares of Common Stock held in the undersigned's account under the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan.

     This proxy form is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy form will be voted "FOR" all of the nominees listed in Item 1 or cumulatively, at the discretion of the Board of Directors, and "FOR" Item 2.

                  [PLEASE SIGN AND DATE ON BACK]


     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.


Please check one of the following:

___ I will attend the Annual Meeting.
___ I will not attend the Annual Meeting.


Date _______________, 1997



_____________________________
Signature


_____________________________
Signature if held jointly